Exhibit 107.1

CALCULATION OF FILING FEE TABLE
S-8
(Form Type)
Liberty Global Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Liberty Global Class A Common Shares, nominal value $0.01 per share	Other	500,000 (2)	$15.83 (3)	$7,912,500.00 (3)	0.00014760	$1,167.89
Equity	Liberty Global Class C Common Shares, nominal value $0.01 per share	Other	1,500,000 (2)	$16.77 (4)	$25,155,000.00 (4)	0.00014760	$3,712.88
Total Offering Amounts					$33,067,500.00		$4,880.76
Total Fee Offsets							$0
Net Fee Due							$4,880.76

(1).Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the Liberty Global 401(k) Savings and Stock Ownership Plan (the “Plan”) after the operation of any anti-dilution and other provisions under such plan. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2).Represents the aggregate number of Liberty Global Class A common shares, nominal value $0.01 per share (“Class A Common Shares”) and Liberty Global Class C common shares, nominal value $0.01 per share (“Class C Common Shares”), of the Registrant which may be issued pursuant to the Plan.

(3).Calculated pursuant to Rule 457(c) and Rule 457(h), based upon the average of the high and low prices reported for the Registrant’s Class A Common Shares on the Nasdaq Global Select Market on November 22, 2023.

(4).Calculated pursuant to Rule 457(c) and Rule 457(h), based upon the average of the high and low prices reported for the Registrant’s Class C Common Shares on the Nasdaq Global Select Market on November 22, 2023.